Exhibit 99.1

CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

REPORTS SECOND QUARTER 2020 RESULTS

New York, NY, July 30, 2020 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI), today reported results for the quarter and six months ended June 30, 2020.

Second quarter 2020 net income per share of common stock was $0.36 and Operating Earnings (a non-GAAP financial measure defined below) was ($0.07) per share of common stock, and Operating Earnings excluding realized loss on investments and interest rate swap (described below) was $0.38 per share of common stock.

“ARI had another quarter of solid operations, as the Company reported strong earnings, declared a dividend per share of common stock of $0.35 and preserved excess liquidity, ending the quarter with over $487 million of cash,” said Stuart Rothstein, Chief Executive Officer and President of ARI. “I remain extremely proud of the team at Apollo Global Management that supports ARI, as we continue to navigate the ongoing market volatility from the COVID-19 pandemic.”

ARI issued a detailed presentation of the Company’s quarter and six months ended June 30, 2020 results, which can be viewed at www.apolloreit.com.

Conference Call and Webcast:

Members of the public who are interested in participating in the Company’s second quarter 2020 earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 10:00 a.m. on Friday, July 31, 2020 and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 3195528). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Friday, July 31, 2020 and ending at midnight on Friday, August 7, 2020. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 3195528. The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Operating Earnings

Operating Earnings is a non-GAAP financial measure that the Company defines as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on the Company’s foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of the Company’s convertible senior notes (the “Notes”) to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses.

The weighted-average diluted shares outstanding used for Operating Earnings per weighted-average diluted share has been adjusted from weighted-average diluted shares under GAAP to exclude shares issued from a potential conversion of the Notes. Consistent with the treatment of other unrealized adjustments to Operating Earnings, these potentially issuable shares are excluded until a conversion occurs, which the Company believes is a useful presentation for investors. The Company believes that excluding shares issued in connection with a potential conversion of the Notes from its computation of Operating Earnings per weighted-average diluted share is useful to investors for various reasons, including the following: (i) conversion of Notes to shares requires both the holder of a Note to elect to convert the Note and for the Company to elect to settle the conversion in the form of shares; (ii) future conversion decisions by Note holders will be based on the Company’s stock price in the future, which is presently not determinable; (iii) the exclusion of shares issued in connection with a potential conversion of the Notes from the computation of Operating Earnings per weighted-average diluted share is consistent with how the Company treats other unrealized items in its computation of Operating Earnings per weighted-average diluted share; and (iv) the Company believes that when evaluating its operating performance, investors and potential investors consider the Company’s Operating Earnings relative to its actual distributions, which are based on shares outstanding and not shares that might be issued in the future.

In order to evaluate the effective yield of the portfolio, the Company uses Operating Earnings to reflect the net investment income of its portfolio as adjusted to include the net interest income or expense related to its derivative instruments. Forward points effectively convert the Company’s foreign rate exposure to USD LIBOR, which the Company believes is a better reflection of its operating results and believes the inclusion of the resulting gain or loss in Operating Earnings is useful to its investors. Operating Earnings allows the Company to isolate the net interest income or expense associated with its swaps and caps in order to monitor and project the Company’s full cost of borrowings.

During the second quarter of 2020, the Company terminated its interest rate swap, which was used to manage exposure to variable cash flows on the Company’s borrowings under its senior secured term loan and recorded a realized loss in the condensed consolidated statement of operations. As of June 30, 2020, there are no interest rate swaps on the Company’s condensed consolidated balance sheet. In addition, the Company recorded a net realized loss on the sale of three construction loans and, in connection with a troubled debt restructuring, on one hotel loan.

The Company believes it is useful to investors to also present Operating Earnings excluding realized loss on investments and realized loss on interest rate swap to reflect operating results because the Company’s operating results are primarily comprised of earning interest income on investments net of borrowing and administrative costs, which are the Company’s ongoing operations. The Company believes that investors use Operating Earnings and Operating Earnings excluding realized loss on investments and realized loss on interest rate swap, or a comparable supplemental performance measure, to evaluate and compare the performance of the Company and its peers and, as such, believes that the disclosure of Operating Earnings and Operating Earnings excluding realized loss on investments and realized loss on interest rate swap is useful to the Company’s investors.

A significant limitation associated with Operating Earnings as a measure of the Company’s financial performance over any period is that it excludes unrealized gains (losses) from investments. In addition, the Company’s presentation of Operating Earnings may not be comparable to similarly-titled measures of other companies, that use different calculations. As a result, Operating Earnings should not be considered as a substitute for the Company’s GAAP net income as a measure of its financial performance or any measure of the Company’s liquidity under GAAP.

A reconciliation of Operating Earnings, and Operating Earnings excluding realized loss on investments and interest rate swap, to GAAP net income (loss) available to common stockholders is included in the detailed presentation of the Company’s quarter ended June 30, 2020 results, which can be viewed at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial first mortgage loans, subordinate financings and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, Inc., a leading global alternative investment manager with approximately $414 billion of assets under management at June 30, 2020.

Additional information can be found on the Company’s website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on the Company’s financial condition, results of operations, liquidity and capital resources; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; the timing and amounts of expected future fundings of unfunded commitments; the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.